Exhibit 24.1

                                POWER OF ATTORNEY



                  KNOW ALL MEN BY THESE PRESENTS that the undersigned, whose signatures appear below, constitute and appoint Adolph J. Ferro and Gilbert N. Miller, or either of them as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign Form 10-K for the fiscal year ended September 30, 1999, and any amendments thereto, pursuant to the requirements the Securities and Exchange Act of 1934, as amended, and to file the same with the United States Securities and Exchange Commission and the Nasdaq Stock Market.

                  DATED this 5th day of November 1999.


                                    /s/ W. Charles Armstrong
                                    -------------------------------
                                    W. Charles Armstrong



                                    /s/ Michel de Beaumont
                                    -------------------------------
                                    Michel de Beaumont



                                    /s/ James T. King
                                    -------------------------------
                                    James T. King



                                    /s/ Roger L. Pringle
                                    -------------------------------
                                    Roger L. Pringle